UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2011 Location Based Technologies, Inc.  (the “Company”) filed a Current Report on From 8-K under Item 5.02 to report that the Board of Directors had increased the number of directors from three to seven and had appointed Greggory Haugen, Charles “Chuck” Smith, David Meyers and Ronald Warner to the Company’s Board of Directors effective October 25, 2011.  At that time the new directors had not been appointed to any committees of the Board of Directors. The Company is filing this Form 8-K/A to report that on December 2, 2011 the Board of Directors created Audit, Compensation and Governance & Nominating Committees and appointed the directors to these committees as follows:

Compensation Committee:
Chuck Smith, Chair
Ron Warner
David Meyers

Audit Committee:
David Meyers, Chair
Ron Warner
Chuck Smith

Governance & Nominating Committee:
Ronald Warner, Chair
Chuck Smith
David Meyers

In addition, Greggory Haugen was appointed Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 1, 2011	By:	/s/ David Morse
David Morse
Chief Executive Officer